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                                                                             Exhibit 99 (b)
                                                                            ---------------
                                                                               ( 1 of 1 )

                                                                            Schedule  VI
                         MCI COMMUNICATIONS CORPORATION AND SUBSIDIARES
                        ACCUMULATED DEPRECIATION OF COMMUNICATIONS SYSTEM
                                          (IN MILLIONS)

- ----------------------------------------------------------------------------------------------
         Column A                     Column B     Column C   Column D    Column E   Column F
- ----------------------------------------------------------------------------------------------
                                       Balance at  Additions              Other      Balance
                                       beginning   charged    Retirements Additions  at end
                                       of period   to expense  or sales  (deductions)of period
- ----------------------------------------------------------------------------------------------

For the year ended December 31, 1993:
Communications system in service. . . . . $3,140      $  688      $  605   $  (26)     $3,197
Tools and test equipment. . . . . . . . .    107          26          26       (2)        105
Furniture, fixtures and office equipment.    769         213          99      (33)        850
Office leasehold improvements . . . . . .     91          16          12        0          95
Administrative buildings. . . . . . . . .     44           9           0       (3)         50
                                          ------      ------      ------   ------      ------
      Total . . . . . . . . . . . . . . . $4,151      $  952      $  742   $  (64)     $4,297
                                          ======      ======      ======   ======      ======


For the year ended December 31, 1992:
Communications system in service. . . . . $3,170      $  599      $  590   $  (39)     $3,140
Tools and test equipment. . . . . . . . .     92          26          14        3         107
Furniture, fixtures and office equipment.    618         193          59       17         769
Office leasehold improvements . . . . . .     74          17           4        4          91
Administrative buildings. . . . . . . . .     33           8                    3          44
                                          ------      ------      ------   ------      ------
      Total . . . . . . . . . . . . . . . $3,987      $  843      $  667   $  (12)     $4,151
                                          ======      ======      ======   ======      ======



For the year ended December 31, 1991:
Communications system in service. . . . . $3,004      $  508      $  364   $   22      $3,170
Tools and test equipment. . . . . . . . .     77          18           4        1          92
Furniture, fixtures and office equipment.    502         201          73      (12)        618
Office leasehold improvements . . . . . .     64          14           5        1          74
Administrative buildings. . . . . . . . .     28           5                               33
                                          ------      ------      ------   ------      ------
      Total . . . . . . . . . . . . . . . $3,675      $  746      $  446   $   12      $3,987
                                          ======      ======      ======   ======      ======


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